Exhibit 4.1

SUBSCRIPTION AGREEMENT

This subscription agreement (this “Subscription Agreement” or the “Agreement”) is entered into by and between LEGION CAPITAL CORPORATION, a Florida corporation (hereinafter the “Company”) and the undersigned (hereinafter the “Investor”) as of the date set forth on the signature page hereto. Any term used but not defined herein shall have the meaning set forth in the Offering Circular (as defined below).

RECITALS

WHEREAS, the Company desires to offer Series A Corporate Bonds (the “Bonds”) and Series A Redeemable Preferred Stock, par value $0.01 per share (the “Preferred Stock”) on a “best efforts” basis pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Tier 2 offerings (the “Offering”), for total gross proceeds of up to $40,000,000 (the “Offering”);

WHEREAS, the Investor desires to acquire that number of shares of Bonds or Preferred Stock as set forth on the signature page hereto (collectively, the “Securities”) at the purchase price set forth herein; and

WHEREAS, the Offering will terminate on the earlier of 12 months from the date the Offering Circular is re-qualified for sale (which date may be extended for an additional 90 days in our sole discretion) or the date when all Bonds and Shares have been sold. (in each case, the “Termination Date”).

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1.	Subscription.

(a)       The Investor hereby irrevocably subscribes for and agrees to purchase the number of Securities set forth on Exhibit A hereto at the rate of $1,000 per Bond or share of Preferred Stock (the “Purchase Price”), upon the terms and conditions set forth herein. The aggregate purchase price for the Securities with respect to each Investor is payable in the manner provided in Sections 2 and 3 below. The minimum number of Bonds or shares of Preferred Stock, as applicable, that the Investor may purchase is ten for a subscription price of $10,000. The Company will accept tenders of funds to purchase the Securities. The Company will close on investments on a “rolling basis,” pursuant to the terms of the Form 1-A Regulation A+ Offering Circular dated February 19, 2020 and its exhibits as filed with and qualified by the Securities and Exchange Commission (the “SEC”) on February 26, 2020 [and the Form 1-A Post Qualification Offering Circular filed with the SEC on March 19, 2020, as amended on [ ] and as further amended on [ ] and again qualified by the SEC on [ ] (collectively, the “Offering Circular”)].

(b)        Investor understands that if they are subscribing for the Bonds, the Bonds contain an automatic rollover feature. The Investor acknowledge and agrees under, that the Bonds will all automatically roll over for successive periods on the identical terms to the original period, unless the Company calls the Bond(s) or the holder of such Bond(s) provides 60 days written notice to the Company, at the address for the Company set forth in Section 8 hereto, on forms and in such manner as established by the Company from time to time, of the intent of the holder to have the respective Bond not rollover to a successive period, and instead elects to have the Bond paid at original maturity in accordance with its terms.

(d)       This subscription may be accepted or rejected in whole or in part, for any reason or for no reason, at any time prior to the Termination Date, by the Company at its sole and absolute discretion. In addition, the Company, at its sole and absolute discretion, may allocate to Investor only a portion of the number of the Securities that Investor has subscribed for hereunder. The Company will notify Investor whether this subscription is accepted (whether in whole or in part) or rejected. If Investor’s subscription is rejected, Investor’s payment (or portion thereof if partially rejected) will be returned to Investor without interest and all of Investor’s obligations hereunder shall terminate.

2.       Payment and Purchase Procedure. The Purchase Price shall be paid simultaneously with Investor’s subscription. Investor shall deliver payment for the aggregate purchase price of the Securities by check, ACH deposit or by wire transfer to an account designated by the Company in Section 3 below.

3.       Purchase Procedure. The Investor acknowledges that, in order to subscribe for Securities, he must, and he does hereby, deliver to the Company: (a) a fully completed and executed counterpart of the Signature Page and Exhibit A attached to this Subscription Agreement; and (b) payment for the aggregate Purchase Price in the amount set forth on the Signature Page attached to this Agreement. Payment may be made by either check, ACH deposit, or wire transfer. The documents required in (a) above may be delivered to the Company’s address below where Investor’s shall send checks or via electronic correspondence to invest@legioncapital.com. Please send checks to the Company at Legion Capital Corporation, Attention: Investor Services, 301 E. Pine Street, Suite 850, Orlando, FL 32801. Wire/ACH instructions to the Company:

Legion Finance, LLC

Routing Number (Wire): 043000096

Routing Number (ACH): 267084199

Account Number (Wire or ACH): 121 963 0968

Bank Name: PNC Bank, 201 E. Pine Street, Suite 102, Orlando, FL 32801

 4.       Miscellaneous. This Subscription Agreement shall be governed by the laws of the State of Florida without regard to conflicts of law principals. None of the provisions of this Subscription Agreement may be waived, changed or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Company and Investor. In the event any part of this Subscription Agreement is found to be void or unenforceable, the remaining provisions are intended to be separable and binding with the same effect as if the void or unenforceable part were never the subject of agreement. This Subscription Agreement supersedes all prior discussions and agreements between the parties, if any, with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

[SIGNATURE PAGE TO FOLLOW]

INVESTOR CERTIFIES THAT HE HAS READ THIS ENTIRE SUBSCRIPTION AGREEMENT AND THAT EVERY STATEMENT MADE BY THE INVESTOR HEREIN IS TRUE AND COMPLETE.

IN WITNESS WHEREOF, this Subscription Agreement is executed as of the [   ].

Signature of Investor:

Name of Investor:

Address of Investor:

Electronic Mail Address:

ACCEPTED BY: LEGION CAPITAL CORPORATION

Signature of Authorized Signatory: __________________________________

Name of Authorized Signatory: Jim Byrd, Chief Executive Officer

Date of Acceptance: _________________, 2020.

[Signature Page to Subscription Agreement]

EXHIBIT A

Reg A+ Subscription Agreement

Please complete this form to purchase Bond(s) and/or Preferred Stock from Legion Finance, LLC, a wholly owned subsidiary of Legion Capital Corporation. Sections of this form that are incomplete may be returned to your broker-dealer and may delay your purchase.

Once completed, send this Subscription Agreement along with your certified or personal check payable to Legion Finance, LLC or wire your deposit to the account listed below, and forward any other documents requested in this agreement to your broker-dealer, to invest@legioncapital.com, or mail to Legion Capital at:

Legion Capital Corporation
ATTN: Investor Services
301 E. Pine Street, Suite 850
Orlando, FL 32801
Phone: 888-993-5346

Wire/ACH Instructions
Legion Capital Corporation
Routing Number (Wire): 043000096
Routing Number (ACH): 267084199
Account Number (Wire or ACH): 122 302 3028
Bank Name: PNC Bank
201 E. Pine Street, Suite 102
Orlando, FL 32801

Legion Capital Corporation 301 E. Pine Street, Suite 850, Orlando, FL 32801 ● (888) 993-5346 ● LegionCapital.com

Section 1: Investment Amount

Offering Selection	Dollar Amount
1-Year Bond	
2-Year Bond	
3-Year Bond	
Preferred Stock	
Total Dollar Amount	

*Note: Legion Capital will not accept investments below $10,000 in any one term. Any investment above the stated minimum must be done in $1,000 increments.

Section 2: Ownership and Funding Information

(Select One Form of Ownership)

☐ Individual Investor

☐ Corporation, LLC, or Trust**

☐ IRA, Employee Benefit Plan or other Retirement Plan

☐ Joint Tenants with Right of Survivorship*

☐ Tenants in Common*

☐ Other (Please Specify) ___________________

*Note: Both joint tenants must sign this agreement
**Note: Include any Corporate resolutions, Trust documents, articles of incorporation or bylaws, "Power of Trustees", Plan documents, or any other paperwork showing individual(s) filling out this subscription agreement are authorized to sign.

Fund Type (Select One): ☐ Qualified ☐ Non-Qualified

Section 3: Statements

All reports, notices and information will be sent to the email address below. **Legion Capital will not share or sell your contact information.**

Email Address: ____________________

Section 4: General Suitability Requirements

(Please Initial)

________ I/We have received a copy of the Offering Circular, together with any related Offering Circular Supplement;

________ The social security number or tax identification number listed on this agreement is correct;

________ I am/We are not subject to backup withholding, either because the Internal Revenue Service has not notified me/us that I am/we are subject to backup withholding as a result of a failure to report all interest or dividends or I/we have been notified that I am/we are no longer subject to backup withholding;

________ I/we acknowledge that my/our purchase is subject to the terms contained in the Offering Circular, may be rejected in whole or in part, and will not become effective until accepted by Legion Capital Corporation. Additionally, I authorize Legion Capital Corporation. or any of its designees to share any information regarding my investments with the financial professional representing me/us in this transaction, unless authorization is expressly rescinded by me/us in writing; and

________ I/We hereby acknowledge that this investment in Legion Capital Corporation is illiquid.

I hereby represent and warrant that I meet the qualifications to purchase this investment because (Please initial one):

________ I am a natural person, and the aggregate purchase price for the Bonds and/or Preferred Stock Shares I am purchasing in the offering does not exceed 10% of my net worth or annual income, whichever is greater.

________ I am a non-natural person, and the aggregate purchase price for the Bonds and/or Preferred Stock Shares I am purchasing in the offering does not exceed 10% of my revenues or net assets, whichever is greater, for my most recently completed fiscal year.

________ I am an accredited investor.

Legion Capital Corporation 301 E. Pine Street, Suite 850, Orlando, FL 32801 ● (888) 993-5346 ● LegionCapital.com

Section 5: Investor Contact Info

Print Name of Investor

Investor Date of Birth (MM/DD/YYYY)

Investor Social Security Number

Mailing Address

City State Zip

Investor Primary Phone

Signature of Investor

Date Signed – (MM/DD/YYYY)

Print Name of Co-Investor

Co-Investor Date of Birth (MM/DD/YYYY)

Co-Investor Social Security Number

Mailing Address

City State Zip

Co-Investor Primary Phone

Signature of Co-Investor

Date Signed – (MM/DD/YYYY

Section 6: Entity Contact Info – ONLY Fill this Section out if Qualified/Entity Owned

6.1 Only for Trusts, LLCs, Qualified Accounts, and Non-Qualified Investments Held at a Custodian

Name of Investing Entity (Trust, LLC, or Qualified Account

IRA Account Number

Date of Incorporation/Declaration of Trust (MM/DD/YYYY)

Mailing Address

City State Zip

Tax ID of Entity (If applicable)

Primary Phone

Print Name of Authorized Signor

Date Signed – (MM/DD/YYYY)

Authorized Signature or Custodial Stamp if Applicable

6.2 Only for Non-Qualified investments associated with a brokerage account

Brokerage Firm Name

Account Number

Mailing Address

City State Zip

Authorized Signature

Date Signed (MM/DD/YYYY)

Legion Capital Corporation 301 E. Pine Street, Suite 850, Orlando, FL 32801 ● (888) 993-5346 ● LegionCapital.com

Section 7: Direct Deposit Information

☐ I currently receive Direct Deposit payments from an existing Legion investment and instruct Legion to deposit all principal and interest payments for this subscription agreement into the same account

☐ Deposit my payments back into my IRA or Brokerage Account listed above

☐ Deposit my payments in the account listed below

☐ Send physical check to address of Primary Investor *(Legion is not responsible for mailing delays in receiving interest, dividend, or principal payments via check)*

Account Owner Name(s)

Account Number

Bank Routing Number (9-Digits)

Branch Location

Bank Name

☐ Savings ☐ Checking ☐ Other

Section 8: Requested Taxpayer Identification

Form **W-9**
(Rev. October 2018)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

▶ Go to *www.irs.gov/FormW9* for instructions and the latest information.

Give Form to the requester. Do not send to the IRS.

Print or type. See **Specific Instructions** on page 3.

1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.

2 Business name/disregarded entity name, if different from above

3 Check appropriate box for federal tax classification of the person whose name is entered on line 1. Check only **one** of the following seven boxes.

☐ Individual/sole proprietor or single-member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=Partnership) ▶ ______

Note: Check the appropriate box in the line above for the tax classification of the single-member owner. Do not check LLC if the LLC is classified as a single-member LLC that is disregarded from the owner unless the owner of the LLC is another LLC that is **not** disregarded from the owner for U.S. federal tax purposes. Otherwise, a single-member LLC that is disregarded from the owner should check the appropriate box for the tax classification of its owner.

☐ Other (see instructions) ▶

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):

Exempt payee code (if any) ______

Exemption from FATCA reporting code (if any) ______

(Applies to accounts maintained outside the U.S.)

5 Address (number, street, and apt. or suite no.) See instructions.

Requester's name and address (optional)

6 City, state, and ZIP code

7 List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN,* later.

Note: If the account is in more than one name, see the instructions for line 1. Also see *What Name and Number To Give the Requester* for guidelines on whose number to enter.

Social security number

☐☐☐ – ☐☐ – ☐☐☐☐

or

Employer identification number

☐☐ – ☐☐☐☐☐☐☐

Part II Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3. I am a U.S. citizen or other U.S. person (defined below); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later.

Sign Here **Signature of U.S. person ▶** **Date ▶**

Legion Capital Corporation 301 E. Pine Street, Suite 850, Orlando, FL 32801 ● (888) 993-5346 ● LegionCapital.com

Section 9: Advisor Information

Is this a Fee-Based Investment Account? ☐ Yes ☐ No

Advisor Name

City **State** **Zip**

Advisor Firm or DBA

Advisor Phone Number

Mailing Address

Advisor Email Address

Advisor Signature

Section 10: Broker-Dealer Information

Name of Broker-Dealer/RIA

Broker-Dealer/RIA - Principal Signature

Printed Name of Authorized Broker-Dealer/RIA

For Legion Internal Use Only

Date Subscription Received in Good Order

Date Funds Received

Legion Capital Corporation 301 E. Pine Street, Suite 850, Orlando, FL 32801 ● (888) 993-5346 ● LegionCapital.com